UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Williams Companies Inc. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K filed on October 13, 2010, which announced that Alan S. Armstrong will succeed Steven J. Malcolm as President and Chief Executive Officer of the Company on January 3, 2011.

On November 18, 2010, the Company’s Board of Directors also elected Mr. Armstrong to succeed Mr. Malcolm as a director of the Company, effective January 3, 2011.

Also on November 18, 2010, the Company’s Board of Directors approved an annual 2011 salary for Mr. Armstrong of $900,000 and established the individual target incentive opportunity under the Company’s 2011 annual incentive program for Mr. Armstrong at 100 percent. The annual incentive program funds an incentive payment up to a maximum of 250 percent of the target opportunity. Any 2011 equity-based awards for Mr. Armstrong will be considered at a later date. In addition to benefits available to all salaried employees of the Company, Mr. Armstrong will continue to participate in the Company’s executive officer programs.

Item 7.01 Regulation FD Disclosure.

On November 19, 2010, the Company issued a press release regarding the election of Mr. Armstrong as a director as described above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit 99.1 Press Release dated November 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

November 23, 2010	By:	La Fleur C. Browne

Name: La Fleur C. Browne
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 19, 2010.